UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 1, 2017

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NEXEON MEDSYSTEMS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55655	81-0756622
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1708 Jaggie Fox Way Lexington, Kentucky	40511
(Address of Principal Executive Offices)	(Zip Code)

844-919-9990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director of Emerging Therapy

On January 1, 2017, the Board of Directors of Nexeon MedSystems Inc (the “Company”), appointed Emily Hamilton, MD to serve as the Director of Emerging Therapy of the Company.

Dr. Hamilton was the President of Rosellini Scientific LLC from 2010 to 2012 where she provided leadership to position the company at the forefront of the biomedical engineering industry. At Rosellini Scientific she helped to develop a strategic plan to advance the company's scientific mission and objectives and to promote revenue, profitability and growth as an organization. She also oversaw the company operations to ensure production efficiency, quality, service, and cost-effective management of clinical and pre-clinical research. Dr. Hamilton graduated from Oklahoma State University with a degree in Physiology.  She then attended the University of Texas Medical School at Houston ('06) and went on to complete an Anesthesiology Residency.  She is board certified in Anesthesiology in Texas and for the last seven years has been affiliated with Baylor Scott & White Medical Center Plano, Medical City Dallas Hospital, Texas Health Presbyterian Hospital and Texas Health Presbyterian Hospital Dallas.

Dr. Hamilton is the wife of our CEO, Dr. William Rosellini.

Employment Agreement.

On January 1, 2017, the Board of Directors approved the terms of an Executive Employment Contract entered into between the Company and Dr. Hamilton on January 1, 2017 (the “Employment Contract”).

The term of the employment relationship is for two (2) years. The Employment Contract shall automatically renew for an additional one year term.

Compensation. The Employment Contract provides that Dr. Hamilton will have an annual base salary (“Base Salary”) of $195,000 per year.

Other Employee Benefits. Dr. Hamilton shall be eligible to participate in various company benefit programs, as they become available, pursuant to the terms of the Company’s applicable benefit plans and policies available to other similarly situated employees of the Company.

Termination.

Termination for Cause. In the event that Dr. Hamilton’s employment is terminated by the Company for Cause (as defined in the Employment Contract), Dr. Hamilton shall be entitled to all accrued compensation up through the date of termination but shall not be entitled to additional severance payments.

Termination Without Cause. Dr. Hamilton’s employment is can be terminated by the Company without Cause upon 60 days advance written notice to Employee. Dr. Hamilton will receive the Base Salary then in effect, prorated to the date of termination.

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Termination for Good Reason. Dr. Hamilton can terminate her employment with the Company for Good Reason (as defined in the Employment Contract), upon ninety (90) days written notice to the Company. Dr. Hamilton will receive a severance payment equivalent to 30 days of the Base Salary then in effect.

Voluntary Resignation by Employee. Dr. Hamilton can terminate her employment with the Company on 30 days written notice to the Board. In the event Dr. Hamilton’s resignation is without Good Reason, Employee shall be entitled to receive only the Base Salary then in effect prorated to the date of termination.

Release of Claims. As a condition to receiving any severance, Dr. Hamilton must execute a full general release satisfactory to the Company, releasing all claims, known or unknown that Dr. Hamilton may have against the Company arising out of or in any way related to her employment or termination of employment with Company prior to receipt of the severance package.

Non-Solicitation; Confidentiality; Contributions and Inventions. The Employment Contract includes certain  non-solicit and confidentiality covenants in favor of the Company, as well as the assignment by Dr. Hamilton of all rights, title and interest in any contributions and inventions made or conceived by Dr. Hamilton alone or jointly with others related to the business of the Company during the term of the Employment Contract.

The foregoing summary of the Employment Contract does not purport to be a complete statement of the parties’ rights under the Employment Contract and is qualified in its entirety by the full text of the Employment Contract, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Election of Directors

On January 1, 2017, the Board of Directors of the Company elected Kent J. George and Michael Neitzel as independent Directors of the Company.

Mr. George has been associated with Robinson & McElwee PLLC, a mid-Atlantic corporate law firm, since 1987.  He served as the Managing Member from 1999 through 2014 and has served as the Chief Executive Officer since 2014. With over three decades of experience in commercial transactions representing public and private companies, Mr. George has been recognized for his work in real estate by Chambers USA since 2014 and is AV peer-rated by Martindale-Hubbell. His practice focuses upon business transactions, including mergers and acquisitions, business litigation, arbitration and dispute resolutions and real estate transactions (retail, industrial, resort, lodging, and other commercial development projects). Mr. George holds a B.A. from Swarthmore College, a J.D. from the University of Chicago and a B.A. and M.A. (Law) from Oxford University.

Mr. Neitzel has been with DartPoints Holdings, LLC (“DartPoints”), a data center construction and management firm since January 2014 and currently serves as a Managing Partner, where he leverages his 15 years of experience in real estate acquisition, design, and construction management to the delivery and operation of the data centers. Prior to DartPoints, Mr. Neitzel was with Gehan Homes from 2009 until 2014, a privately held homebuilder headquartered in Dallas, Texas, and has held management positions for both public and private, large-scale building companies where his responsibilities included deal flow sourcing, acquisition, and development and delivery of subdivisions throughout Texas. Mr. Neitzel holds a B.A. in business administration from the University of Kansas and an MBA in finance from Southern Methodist University.

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Director Services Agreements

On January 1, 2017, the Company executed Director Services Agreements with Mr. George and Mr. Neitzel (the “Director Agreements”). Pursuant to the Director Agreements, each is entitled to receive the following:

Compensation. As Compensation for acting as Director of the Company, the Company will provide Director with the following compensation:

Director’s Fees. Starting effective with the date on which the Board of Directors passes a resolution authorizing the Company to pay its Directors an annual Directors Fee, payable in arrears in quarterly installments at the end of each calendar quarter during which a Director has served as a Director for the Company.

Director’s Options. At the end of each three (3) month period that Director serves as a Director of the Company, the Company will grant to Director an option (each “an Option”) to purchase Twelve Thousand Five Hundred (12,500) shares of the Company’s restricted Common Stock, at a price equal to One Dollar ($1.00) per share or in the alternative the price per share (the Strike Price) of the Company’s then current 409a valuation. Once established the Strike Price shall remain effective for any and all Options granted as a result of being a Director until there is a change in any future 409a valuation. Such 409a valuations shall not be retroactive for options previously granted to the Director. The term of each Option shall be for a period of four (4) years from the date of issue of each Option.

Cashless Procedure for Exercise of an Option. Director may exercise some or all of any Option using the following “Cashless” procedure. At the time of any such exercise, Director may request the Company to apply, as an offset to the purchase price (the “Offset”) an amount equal to (a) a number of Shares designated by Director (the “Designated Share Number”) multiplied by the sum equal to a twenty five percent (25%) discount from the closing price per Share represented by the last trade of the Company’s common shares on a recognized securities exchange in which a minimum of ten thousand (10,000) Shares shall have been traded on the day the Director exercises the Option, provided that the Director shall not have made any such day. In such event the number of shares to be issued to Director will be reduced by the Designated Share Number.

Expenses. The Company will reimburse Director for all reasonable out of pocket expenses incurred by Director in acting as Director, subject to Director providing reasonable documentation and subject to the Company’s policies regarding such expenses, provided further that it is anticipated that such expenses shall primarily consist of travel expenses to Board Meetings, or such other expenses discussed and approved by the Company’s CEO and/or Board of Directors.

Term. Director’s term of acting as a Director shall be until either (i) Director resigns as a Director of the Company or (ii) the majority of the members of the Company’s Board of Directors vote to remove Director as a Director of the Company; or (iii) a majority of the shareholders of the Company vote to elect a Board of Directors consisting of directors other than Director.

The foregoing summary of the Director Agreements does not purport to be a complete statement of the parties’ rights under the Director Agreements and is qualified in its entirety by the full text of the Director Agreements, which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Executive Employment Contract between the Company and Emily Hamilton, MD dated January 1, 2017
10.2	Director Services Agreement between the Company and Kent J. George dated January 1, 2017
10.3	Director Services Agreement between the Company and Michael Neitzel dated January 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEON MEDSYSTEMS INC

	By:	/s/ Ronald Conquest
Date: February 28, 2017		Ronald Conquest
Executive Vice President of Finance

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